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The Middleby Corporation Agrees to Purchase Maytag's Blodgett
Commercial Cooking Products Business

NEWTON, Iowa and ELGIN, Ill., Aug. 31 /PRNewswire/ --The Middleby Corporation (Nasdaq: MIDD) has agreed to purchase Maytag Corporation's (NYSE: MYG) Blodgett commercial cooking products business for $80 million in cash and a $15 million note, according to a joint announcement today by both firms. The sale, which is subject to regulatory approval, is expected to be completed in the fourth quarter of this year. Maytag will use proceeds from the sale to reduce debt.

Last May, Maytag announced it would explore the sale of Blodgett, which manufactures commercial cooking products under the Blodgett, Pitco Frialator, MagiKitch'n and Blodgett Combi brands. In connection with the sale, Maytag will record a non-cash loss in the third quarter of approximately $60 million. However, the sale of Blodgett is not expected to have a significant impact on Maytag's ongoing sales and earnings. Jade Products, another Maytag commercial cooking products business, is not part of the Blodgett sale.

The Middleby Corporation is a global supplier of equipment to the foodservice industry, with net sales of $127 million in 2000. Its leading brands include Middleby Marshall, Southbend, and Toastmaster.

Commenting on the pending sale, Maytag Chairman and CEO Ralph F. Hake said, "Blodgett is a fine company, with strong products and brands. Earlier this year, Maytag decided its strategies for growth should be focused on its core home appliance and vending businesses. That meant Blodgett's opportunities for growth would be best served by being part of a company that has a proven track record of success in the commercial foodservice industry. I agree with that strategic perspective, and we are pleased that The Middleby Corporation has agreed to purchase our Blodgett business."

Selim Bassoul, President and CEO of Middleby, further commented, "We are very excited about the announcement of this acquisition. Like Middleby, Blodgett is a leader in the industry and the combined entity provides for an excellent strategic fit. The merging of the two companies creates an extremely strong combination of complimentary products with industry-leading brands in all major segments of the commercial cooking equipment industry.
This transaction will immediately double the size of our company and we see significant opportunities to further strengthen the combined business. The broad line of products resulting from the acquisition, combined with the strength of Middleby's existing global sales and distribution infrastructure, will position Middleby as the leading cooking equipment supplier in the foodservice industry. We are excited about the value this transaction brings to our customers and shareholders."

Maytag Corporation is a leading producer of home and commercial appliances. Its products are sold to customers throughout North America and in international markets. The corporation's principal brands include Maytag, Hoover, Amana, Jenn-Air, Maytag Performa and Dixie-Narco.

The Middleby Corporation is a leader in the design, manufacture, marketing and service of a broad line of equipment used for cooking and preparation of food in commercial and institutional kitchens and restaurants throughout the world. The company's leading equipment brands include Middleby Marshall, Southbend, and Toastmaster. Middleby's international subsidiary, Middleby
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Worldwide, is a leading exporter and distributor of foodservice equipment in the global marketplace and its international manufacturing subsidiary, Middleby Philippines Corporation, is a leading supplier of specialty equipment in the Asian markets.

Maytag Forward-Looking Statements: Certain statements in this news release, including any discussion of management expectations for future periods, constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties and other factors
That may cause actual results to differ materially from the future results expressed or implied by those statements. For a description of such factors as they relate to Maytag, refer to "Forward Looking Statements" in the Management's Discussion and Analysis section of Maytag's Annual Report on Form 10-K for the year ended December 31, 2000, and each quarter's 10-Q.

Middleby Forward-Looking Statements: Statements in this press release or otherwise attributable to the company regarding the company's business which are not historical fact are forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The company cautions investors that such statements are estimates of future performance and are highly dependent upon a variety of important
Factors that could cause actual results to differ materially from such statements. Such factors include, but are not limited to, quarterly variations in operating results; dependence on key customers; international exposure; foreign exchange and political risks affecting international sales; changing market conditions; the impact of competitive products and pricing; the timely development and market acceptance of the company's products; the availability and cost of raw materials; and other risks detailed herein and from time-to-time in The Middleby Corporation's SEC filings, including those discussed under the heading entitled "Risk Factors" in the The Middleby Corporation's Form 10-k for the year ended December 30, 2000.

Maytag Media Contact:
Additional Information:
Cynthia Deppe
http://www.maytagcorp.com
Maytag Communications
641-787-6977
cdeppe@maytag.com

The Middleby Corporation Contact:
Additional Information:
David B. Baker
http://www.middleby.com
Vice President and CFO
847-429-7915
dbaker@middleby.com



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SOURCE  Maytag Corporation
Web site:  http://www.maytagcorp.com


CONTACT: Media, Cynthia Deppe of Maytag Communications,
+1-641-787-6977, cdeppe@maytag.com, or David B. Baker, Vice
President and CFO of The Middleby Corporation, +1-847-429-7915, dbaker@middleby.com


Maytag Corporation is a
leading producer of home and commercial appliances. Its products are sold to customers throughout North America and in
international markets. (PRNewsFoto)[PM]    NEWTON, IA USA
05/05/2000